                                                                     EXHIBIT 4.3
                                                                  EXECUTION COPY


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                         SALTON/MAXIM HOUSEWARES, INC.,
                                    AS ISSUER

                           HOME CREATIONS DIRECT LTD.
                                       AND
                             EACH NEWLY ACQUIRED OR
                     CREATED DOMESTIC RESTRICTED SUBSIDIARY
                                OF THE ISSUER, AS
                                   GUARANTORS



                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2005



                                    INDENTURE




                          Dated as of December 16, 1998





                NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as
                                     Trustee






--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*



Trust Indenture Act Section                                    Indenture Section

310(a)(1)............................................................ 7.10
     (a)(2).......................................................... 7.10
     (a)(3).......................................................... N.A.
     (a)(4).......................................................... N.A.
     (a)(5).......................................................... 7.10
     (i)(b).......................................................... 7.10
     (ii)(c)......................................................... N.A.
     311(a).......................................................... 7.11
     (b)............................................................. 7.11
     (iii)(c)........................................................ N.A.
312(a)............................................................... 2.5
     (b)(5).......................................................... 13.3
     (iv)(c)......................................................... 13.3
313(a)............................................................... 7.6
     (b)(1).......................................................... 10.3
     (b)(2).......................................................... 7.7
     (v)(c).......................................................... 7.6
                                                                      13.2
     (v)(d).......................................................... 7.6
314(a)............................................................... 4.3;
                                                                      13.2
     (A)(b).......................................................... 10.2
     (c)(1).......................................................... 13.4
     (c)(2).......................................................... 13.4
     (c)(3).......................................................... N.A.
     (vi)(e)......................................................... 13.5
     (f)............................................................. N.A.
315(a)............................................................... 7.1
     (b)............................................................. 7.5
                                                                      13.2
     (B)(c).......................................................... 7.1
     (d)............................................................. 7.1
     (e)............................................................. 6.11
316(a)(last sentence)................................................ 2.9
     (a)(1)(A)....................................................... 6.5
     (a)(1)(B)....................................................... 6.4
     (a)(2).......................................................... N.A.
     (b)............................................................. 6.7
     (C)(c).......................................................... 2.12
317(a)(1)............................................................ 6.8
     (a)(2).......................................................... 6.9
     (b)............................................................. 2.2
318(a)............................................................... 13.1
     (b)............................................................. N.A.
     (c)............................................................. 13.1
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                             Page
                                                            ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                         DEFINITIONS................................................1

SECTION 1.2                         OTHER DEFINITIONS.........................................18

SECTION 1.3                         INCORPORATION BY REFERENCE OF TRUST INDENTURE
                                    ACT.......................................................18

SECTION 1.4                         RULES OF CONSTRUCTION.....................................19

SECTION 1.5                         ONE CLASS OF SECURITIES...................................19

                                                            ARTICLE 2.

THE NOTES

SECTION 2.1                         FORM AND DATING...........................................20

SECTION 2.2                         EXECUTION AND AUTHENTICATION..............................21

SECTION 2.3                         REGISTRAR AND PAYING AGENT................................22

SECTION 2.4                         PAYING AGENT TO HOLD MONEY IN TRUST.......................22

SECTION 2.5                         HOLDER LISTS..............................................23

SECTION 2.6                         TRANSFER AND EXCHANGE.....................................23

SECTION 2.7                         REPLACEMENT NOTES.........................................36

SECTION 2.8                         OUTSTANDING NOTES.........................................36

SECTION 2.9                         TREASURY NOTES............................................37

SECTION 2.10                        TEMPORARY NOTES...........................................37

SECTION 2.11                        CANCELLATION..............................................37

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                                       i
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
SECTION 2.12                        DEFAULTED INTEREST........................................37

SECTION 2.13                        CUSIP NUMBERS.............................................38

                                                            ARTICLE 3.

REDEMPTION AND PREPAYMENT

SECTION 3.1                         NOTICES TO TRUSTEE........................................38

SECTION 3.2                         SELECTION OF NOTES TO BE REDEEMED.........................38

SECTION 3.3                         NOTICE OF REDEMPTION......................................39

SECTION 3.4                         EFFECT OF NOTICE OF REDEMPTION............................39

SECTION 3.5                         DEPOSIT OF REDEMPTION PRICE...............................40

SECTION 3.6                         NOTES REDEEMED IN PART....................................40

SECTION 3.7                         OPTIONAL REDEMPTION.......................................40

SECTION 3.8                         MANDATORY REDEMPTION......................................41

SECTION 3.9                         OFFER TO PURCHASE BY APPLICATION OF EXCESS
                                    PROCEEDS..................................................41

                                                            ARTICLE 4.

COVENANTS

SECTION 4.1                         PAYMENT OF NOTES..........................................43

SECTION 4.2                         MAINTENANCE OF OFFICE OR AGENCY...........................43

SECTION 4.3                         REPORTS...................................................44

SECTION 4.4                         COMPLIANCE CERTIFICATE....................................44

SECTION 4.5                         TAXES.....................................................45

SECTION 4.6                         STAY, EXTENSION AND USURY LAWS............................45



                                       ii
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

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
SECTION 4.7                         RESTRICTED PAYMENTS.......................................46

SECTION 4.8                         DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                                    AFFECTING RESTRICTED SUBSIDIARIES.........................48

SECTION 4.9                         INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                                    PREFERRED STOCK...........................................49

SECTION 4.10                        ASSET SALES...............................................52

SECTION 4.11                        TRANSACTIONS WITH AFFILIATES..............................53

SECTION 4.12                        LIENS.....................................................54

SECTION 4.13                        BUSINESS ACTIVITIES.......................................54

SECTION 4.14                        CORPORATE EXISTENCE.......................................54

SECTION 4.15                        OFFER TO REPURCHASE UPON CHANGE OF CONTROL................55

SECTION 4.16                        NO SENIOR SUBORDINATED DEBT...............................56

SECTION 4.17                        LIMITATION ON ISSUANCES OF GUARANTEES OF
                                    INDEBTEDNESS..............................................56

SECTION 4.18                        PAYMENTS FOR CONSENT......................................56

SECTION 4.19                        SALE AND LEASEBACK TRANSACTIONS...........................56

                                                            ARTICLE 5.

SUCCESSORS

SECTION 5.1                         MERGER, CONSOLIDATION, OR SALE OR LEASE OF ASSETS.........57

SECTION 5.2                         SUCCESSOR CORPORATION SUBSTITUTED.........................57

                                                            ARTICLE 6.

                                EVENTS OF DEFAULT

SECTION 6.1                         EVENTS OF DEFAULT.........................................58



                                      iii
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
SECTION 6.2                         ACCELERATION..............................................60

SECTION 6.3                         OTHER REMEDIES............................................61

SECTION 6.4                         WAIVER OF PAST DEFAULTS...................................61

SECTION 6.5                         CONTROL BY MAJORITY.......................................62

SECTION 6.6                         LIMITATION ON SUITS.......................................62

SECTION 6.7                         RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.............62

SECTION 6.8                         COLLECTION SUIT BY TRUSTEE................................63

SECTION 6.9                         TRUSTEE MAY FILE PROOFS OF CLAIM..........................63

SECTION 6.10                        PRIORITIES................................................63

SECTION 6.11                        FOR COSTS.................................................64

                                                            ARTICLE 7.

TRUSTEE

SECTION 7.1                         DUTIES OF TRUSTEE.........................................64

SECTION 7.2                         RIGHTS OF TRUSTEE.........................................65

SECTION 7.3                         INDIVIDUAL RIGHTS OF TRUSTEE..............................66

SECTION 7.4                         TRUSTEE'S DISCLAIMER......................................66

SECTION 7.5                         NOTICE OF DEFAULTS........................................67

SECTION 7.6                         REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES................67

SECTION 7.7                         COMPENSATION AND INDEMNITY................................67

SECTION 7.8                         REPLACEMENT OF TRUSTEE....................................68

SECTION 7.9                         SUCCESSOR TRUSTEE BY MERGER, ETC..........................69


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

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
SECTION 7.10                        ELIGIBILITY; DISQUALIFICATION.............................69

SECTION 7.11                        PREFERENTIAL COLLECTION OF CLAIMS AGAINST
                                    COMPANY...................................................70

SECTION 7.12                        OTHER CAPACITIES..........................................70

                                                            ARTICLE 8.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1                         OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                                    DEFEASANCE................................................70

SECTION 8.2                         LEGAL DEFEASANCE AND DISCHARGE............................70

SECTION 8.3                         COVENANT DEFEASANCE.......................................71

SECTION 8.4                         CONDITIONS TO LEGAL OR COVENANT DEFEASANCE................71

SECTION 8.5                         DEPOSITED MONEY AND GOVERNMENT SECURITIES
                                    TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                                    PROVISIONS................................................73

SECTION 8.6                         REPAYMENT TO COMPANY......................................73

SECTION 8.7                         REINSTATEMENT.............................................74

                                                            ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1                         WITHOUT CONSENT OF HOLDERS OF NOTES.......................74

SECTION 9.2                         WITH CONSENT OF HOLDERS OF NOTES..........................75

SECTION 9.3                         COMPLIANCE WITH TRUST INDENTURE ACT.......................76

SECTION 9.4                         REVOCATION AND EFFECT OF CONSENTS.........................76

SECTION 9.5                         NOTATION ON OR EXCHANGE OF NOTES..........................77



                                       v
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

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
SECTION 9.6                         TRUSTEE TO SIGN AMENDMENTS, ETC...........................77

                                                            ARTICLE 10.

SUBORDINATION

SECTION 10.1                        AGREEMENT TO SUBORDINATE..................................77

SECTION 10.2                        CERTAIN DEFINITIONS.......................................77

SECTION 10.3                        LIQUIDATION; DISSOLUTION; BANKRUPTCY......................78

SECTION 10.4                        DEFAULT ON DESIGNATED SENIOR DEBT.........................79

SECTION 10.5                        ACCELERATION OF SECURITIES................................80

SECTION 10.6                        WHEN DISTRIBUTION MUST BE PAID OVER.......................80

SECTION 10.7                        NOTICE BY COMPANY.........................................80

SECTION 10.8                        SUBROGATION...............................................80

SECTION 10.9                        RELATIVE RIGHTS...........................................81

SECTION 10.10                       SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY
                                    OR GUARANTORS.............................................81

SECTION 10.11                       DISTRIBUTION OR NOTICE TO REPRESENTATIVE..................81

SECTION 10.12                       ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR
                                    LIMIT RIGHT TO ACCELERATE.................................82

SECTION 10.13                       RIGHTS OF TRUSTEE AND PAYING AGENT........................82

SECTION 10.14                       AUTHORIZATION TO EFFECT SUBORDINATION.....................82

SECTION 10.15                       AMENDMENTS................................................82

SECTION 10.16                       TRUSTEE'S COMPENSATION NOT PREJUDICED.....................82

                                                            ARTICLE 11.



                                       vi
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

                                                                                             Page
GUARANTEE

SECTION 11.1                        UNCONDITIONAL GUARANTEE...................................83

SECTION 11.2                        SEVERABILITY..............................................83

SECTION 11.3                        LIMITATION OF GUARANTOR'S LIABILITY.......................84

SECTION 11.4                        CONTRIBUTION..............................................84

SECTION 11.6                        ADDITIONAL SUBSIDIARY GUARANTEES..........................84

                                                            ARTICLE 12.

SUBORDINATION OF GUARANTEE

SECTION 12.1                        GUARANTEE OBLIGATIONS SUBORDINATED TO SENIOR
                                    DEBT......................................................85

SECTION 12.2                        NO PAYMENT IN CERTAIN CIRCUMSTANCES; PAYMENT
                                    OVER OF PROCEEDS UPON DISSOLUTION, ETC....................85

                                                            ARTICLE 13.

MISCELLANEOUS

SECTION 13.1                        TRUST INDENTURE ACT CONTROLS..............................85

SECTION 13.2                        NOTICES...................................................87

SECTION 13.3                        COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
                                    HOLDERS OF NOTES..........................................88

SECTION 13.4                        CERTIFICATE AND OPINION AS TO CONDITIONS
                                    PRECEDENT.................................................88

SECTION 13.5                        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.............89

SECTION 13.6                        RULES BY TRUSTEE AND AGENTS...............................89

SECTION 13.7                        NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                                    EMPLOYEES AND SHAREHOLDERS................................90


                                      vii
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

                                                                                             Page
SECTION 13.8                        GOVERNING LAW.............................................90

SECTION 13.9                        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.............90

SECTION 13.10                       SUCCESSORS................................................90

SECTION 13.11                       SEVERABILITY..............................................90

SECTION 13.12                       COUNTERPART ORIGINALS.....................................91

SECTION 13.13                       TABLE OF CONTENTS, HEADINGS, ETC..........................91



EXHIBITS:

A-1        Form of Note
A-2        Form of Note
B          Form of Certificate of Transfer
C          Form of Certificate of Exchange
D          Form of Supplemental Indenture
E          Form of Guarantee

         INDENTURE dated as of December 16, 1998 among SALTON/MAXIM HOUSEWARES, INC., a Delaware corporation (the "Company"), the Guarantors (as defined herein) identified on the signature pages hereto and Norwest Bank Minnesota National Association, as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the 10 3/4% Senior Subordinated Notes due 2005 (the "Initial Notes") and the 10 3/4% Senior Subordinated Notes due 2005 if and when issued in the Exchange Offer (the "New Notes" and, together with the Initial Notes, the "Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.1   DEFINITIONS

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent, co-registrar, authenticating agent or securities custodian.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and the provisions of Section 5.1 hereof and not by the provisions of
Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company that is a Guarantor, (iii) a Restricted Payment that is permitted by Section 4.7 hereof and (iv) a disposition of inventory in the ordinary course of business will not be deemed to be Asset Sales.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person or the general partner, in the case of a limited partnership, of such Person (or, if such Person is a partnership, one of its general partners) to have been duly adopted by the Board of Directors of such Person or the general partner, in the case of a limited partnership, of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's with maturities of not more than six months from the date of acquisition and
(vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

         "Cedel" means Cedel Bank, S.A.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than persons who are, or groups of persons who are, made up entirely of Principals or their Related Parties); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;
(iii) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 30% of the Voting Stock of the Company (measured by voting power rather than number of shares) provided that the Principals and their Related Parties beneficially own (as defined in this clause (iii)) directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Company; (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Company" has the meaning assigned to it in the preamble to this Indenture.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facility with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the

Notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

         "Domestic Subsidiary" means a Subsidiary that is (i) formed under the laws of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Indebtedness" means up to $15.0 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Credit Agreement and the Notes) in existence on the date of this Indenture, until such amounts are repaid.

         "Financing" means the Offering of the Notes in an aggregate principal amount of $125.0 million and the application of the proceeds of the Offering to
(i) repay approximately $110.0 million of outstanding Indebtedness under the New Credit Agreement and (ii) pay certain fees and expenses incurred in connection with the Offering.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than working capital borrowings represented by revolving credit Indebtedness under any Credit Facility) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the Commission) as have been accepted by a significant segment of the accounting profession, which are applicable at the date of this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Guarantees" means (i) the guarantee of the Obligations of the Company by Home Creations Direct Ltd., a Delaware corporation, under this Indenture,
(ii) each Subsidiary Guarantee and (iii) any guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to the provisions of this Indenture.

         "Guarantor" means Home Creations Direct Ltd., a Delaware corporation, and any other Subsidiary that becomes a party to a Subsidiary Guarantee pursuant to this Indenture.

         "Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements in the ordinary course of business and pursuant to past practices designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other

Person, and any liability, whether or not contingent, whether or not it appears on the balance sheet of such Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means $125.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of Section 4.7 hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing agreements), (b) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Credit Agreement" means that certain Credit Agreement, dated as of July 27, 1998, by and among the Company, the several Lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and Lehman Commercial Paper Inc., as Administrative Agent, providing for up to $125.0 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time (whether with the original agents and lenders or other agents and lenders).

         "New Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse against any of the assets or stock of the Company or any of its Restricted Subsidiaries.

         "Non-US. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including Liquidated Damages, if any), guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

         "Offering" means the offering of the Initial Notes by the Company.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of any Person by either the principal executive officer or the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements of Section 13.5 hereof.

         "144A Global Note" means a global note in the form of Exhibit A-l hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

         "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and businesses reasonably related thereto.

         "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if as a result of such Investment
(x) such Person becomes a Restricted Subsidiary of the Company or (y) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.10 hereof;
(v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) other Investments by the Company or any of its Restricted Subsidiaries in any Person having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vi) that are at the time outstanding, not to exceed $3.0 million; (vii) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business consistent with past practices, for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding) in connection with the conduct of the business of the Company and its Restricted Subsidiaries; and (viii) any Investment existing on the date of this Indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof, provided that the aggregate principal amount of all Investments of the Company pursuant to this clause (viii) does not exceed an amount equal to $3.0 million.

         "Permitted Liens" means (i) Liens on assets of the Company or any of its Restricted Subsidiaries to secure Senior Debt permitted by this Indenture to be incurred; (ii) Liens on the assets of the Company or any of its Restricted Subsidiaries to secure Hedging Obligations with respect to Indebtedness under any Credit Facility permitted by this Indenture to be incurred; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired, (v) Liens existing on the date of this Indenture; (vi) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), as the case may be, at the time the original Lien became a Permitted Lien; (vii) Liens in favor of the Company or any Restricted Subsidiary; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.9 hereof covering only the assets acquired with such Indebtedness; (xii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; (xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xvii) deposits, in an aggregate not to exceed $250,000, made in the ordinary course of business to secure liability to insurance carriers; (xviii) Liens for purchase money obligations (including refinancings thereof permitted under Section 4.9 hereof, provided that (A) the Indebtedness secured by any such Lien is permitted under Section 4.9 hereof and (B) any such Lien encumbers only the asset so purchased; (xix) any attachment or judgment Lien not constituting an Event of Default under clause (i) of the first paragraph of Section 6.1 hereof; (xx) any interest or title of a lessor or sublessor under any operating lease; and (xxi) Liens under licensing agreements for use of Intellectual Property entered into in the ordinary course of business.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with the Notes, such Permitted Refinancing Indebtedness is pari passu with or subordinated in right of payment to the Notes or is Disqualified Stock; (iv) such permitted Refinancing Indebtedness is recourse to the same extent as the Indebtedness being extended refinanced, renewed, replaced, defeased or refunded;
(v) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness business extended, refinanced, renewed, replaced, defeased or refunded; and (vi) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such person over the holder of the other Capital Stock issued by such Person.

         "Principals" means Centre Capital Investors II, L.P., Centre Capital Tax-Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., The State Board of Administration of Florida, Centre Parallel Management Partners, L.P., Centre Partners Coinvestment, L.P. and David C. Sabin, Leonhard Dreimann ad William B. Rue.

         "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Public Equity Offering" means any underwritten primary public offering of the Common Stock or other Voting Stock of the Company pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8, or any successor or similar form) under the Securities Act.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Recapitalization" means, collectively, (i) the repurchase by the Company of 6,535,072 shares of the Company's common stock owned by Windmere pursuant to a stock purchase agreement by and among the Company, Windmere and certain executive officers of the Company dated as of July 28, 1998 (the "Stock Purchase Agreement"), (ii) the repurchase by the Company of Windmere's option to purchase 458,500 shares of the Company's common stock pursuant to the Stock Purchase Agreement, (iii) the issuance of $40.0 million in convertible preferred stock of the Company pursuant to a preferred stock purchase agreement between the Company and certain affiliates of Centre Partners Management LLC and (iv) the borrowings under the New Credit Agreement. "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 16, 1998, by and among the Company, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Related Party" with respect to any Principal means (A) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day restricted period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the date of this Indenture, both Subsidiaries of the Company shall be Restricted Subsidiaries of the Company.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "Securities" means the Notes and the Guarantees issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the Credit Agreement or other original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Obligations" means any Indebtedness of the Company that is expressly subordinated or junior in right of payment to the Notes.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

         "Subsidiary Guarantee" means, the supplemental indenture, in the form of Exhibit D hereto, executed and delivered to the Trustee pursuant to which each Guarantor will guarantee payment of the Notes.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Toastmaster Acquisition" means the acquisition of Toastmaster Inc. by the Company pursuant to the Agreement and Plan of Merger by and among Toastmaster Inc., Columbia Acquisition Corp. and the Company, dated as of August 26, 1998.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of any person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Company.

         "Windmere" means Windmere-Durable Holdings, Inc., a Florida corporation.

         "Windmere Note" means that certain subordinated promissory note in the amount of $15.0 million payable by the Company to Windmere.

SECTION 1.2   OTHER DEFINITIONS

                                                                     Defined in
      Term                                                            Section

      "Affiliate Transaction"...............................................4.11
      "Asset Sale Offer"....................................................4.10
      "Authentication Order".................................................2.2
      "Change of Control Offer" ............................................4.15
      "Change of Control Payment"...........................................4.15
      "Change of Control Payment Date" .....................................4.15
      "Covenant Defeasance"..................................................8.3
      "Designated Senior Debt" .............................................10.2
      "DTC" .................................................................2.3
      "Event of Default".....................................................6.1
      "Excess Proceeds".....................................................4.10
      "Funding Guarantor"...................................................11.4
      "incur" ...............................................................4.9

      "Legal Defeasance" ....................................................8.2
      "Offer Amount".........................................................3.9
      "Offer Period" ........................................................3.9
      "Paying Agent".........................................................2.3
      "Payment Blockage Notice".............................................10.4
      "Payment Default" .....................................................6.1
      "Permitted Debt".......................................................4.9
      "Permitted Junior Securities".........................................10.2
      "Purchase Date" .......................................................3.9
      "Registrar"............................................................2.3
      "Representative"......................................................10.2
      "Restricted Payments"..................................................4.7
      "Senior Debt" ........................................................10.2


SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes and the Guarantees;

         "indenture security Holder" means a Holder of a Security;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "Obligor" on the indenture securities means the Company, the Guarantors and any successor obligor upon the indenture securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4   RULES OF CONSTRUCTION

              Unless the context otherwise requires:

              (1)  a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)  or is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5)  provisions apply to successive events and transactions; and

              (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

SECTION 1.5   ONE CLASS OF SECURITIES

         The Initial Notes and the New Notes shall vote and consent together on all matters as one class and none of the Initial Notes or the New Notes shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE 2.
                                   THE NOTES


SECTION 2.1   FORM AND DATING

         (a)  General.

              The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

              The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b)  Global Notes.

              Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of

Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-l attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6 hereof.

         (c)  Temporary Global Notes

              Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Minneapolis office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by
Section 2.6(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d)  Euroclear Cedel Procedures Applicable.

              The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.2   EXECUTION AND AUTHENTICATION

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seals, if any, shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount of $125,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

         The Trustee may (at the expense of the Company) appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company and has the same protections under Article 7 herein.

SECTION 2.3   REGISTRAR AND PAYING AGENT

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, any of its Subsidiaries or any Guarantor may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.4   PAYING AGENT TO HOLD MONEY IN TRUST

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money. If the Company, a Restricted Subsidiary or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust funds for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5   HOLDER LISTS

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.6   TRANSFER AND EXCHANGE

         (a)  Transfer and Exchange of Global Notes.

                   A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary

Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

         (b)  Transfer and Exchange of Beneficial Interests in the Global Notes.

              The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                   (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                   (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)

         (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                   (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                        (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                   (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.6(b)(ii) above and:

                         (A) such exchange or transfer is effected pursuant to
                   the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) such transfer is effected pursuant to the Shelf
                   Registration Statement in accordance with the Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer
                   pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              If any such transfer is effected pursuant to subparagraph (B)or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

              Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

                   (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                         (A) if the holder of such beneficial interest in a
                   Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                         (B) if such beneficial interest is being transferred to
                   a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                         (C) if such beneficial interest is being transferred to
                   a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                         (D) if such beneficial interest is being transferred
                   pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                         (E) if such beneficial interest is being transferred to
                   the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                         (F) if such beneficial interest is being transferred
                   pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
         Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Company) deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

              (ii) Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

              (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D)  the Registrar receives the following:

                           (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                           (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                   (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and (at the expense of the Company) deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Company) deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

         (d)  Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                   (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                         (A) if the Holder of such Restricted Definitive Note
                   proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                         (B) if such Restricted Definitive Note is being
                   transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                         (C) if such Restricted Definitive Note is being
                   transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                         (D) if such Restricted Definitive Note is being
                   transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                         (E) if such Restricted Definitive Note is being
                   transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                         (F) if such Restricted Definitive Note is being
                   transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

              (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                         (A) such exchange or transfer is effected pursuant to
                   the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                         (B) such transfer is effected pursuant to the Shelf
                   Registration Statement in accordance with the Registration Rights Agreement;

                         (C) such transfer is effected by a Broker-Dealer
                   pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                         (D) the Registrar receives the following:

                               (1)  if the Holder of such Definitive Notes
                         proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                               (2)  if the Holder of such Definitive Notes
                         proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

              and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

              (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

              If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e)  Transfer and Exchange of Definitive Notes for Definitive Notes.

                   Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                        (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                             (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                             (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                             (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                        (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                             (C)  any such transfer is effected by a
                        Broker-Dealer pursuant to the Exchange Offer
                        Registration Statement in accordance with the Registration Rights Agreement; or

                             (D)  the Registrar receives the following:

                                    (1)  if the Holder of such Restricted
                             Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (I)(d) thereof; or

                                    (2)  if the Holder of such Restricted
                             Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                        and, in each such case set forth in this subparagraph
                        (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                        (iii) Unrestricted Definitive Notes to Unrestricted
              Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

              (f)  Exchange Offer.

                        Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and (at the expense of the Company) deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

              (g)  Legends.

                   The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                 (i)   Private Placement Legend.

                       (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

              "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF
              SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A OF THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                       (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
(d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                 (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

              "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
              SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                 (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

              "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

              (h)  Cancellation and/or Adjustment of Global Notes.

                        At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i)  General Provisions Relating to Transfers and Exchanges.

                   (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or upon receipt of a written request of the Registrar.

                   (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.9, 4.10, 4.15 and 9.5 hereof).

                   (iii) The Registrar shall not be required to register the
              transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                   (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                   (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                   (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                   (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                   (viii) All certifications, certificates and Opinions of
              Counsel required to be submitted to the Registrar pursuant to this
              Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.7   REPLACEMENT NOTES

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8   OUTSTANDING NOTES

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.7(b) hereof.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9   TREASURY NOTES

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY NOTES

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.

         Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered (at the expense of the Company) to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  CUSIP NUMBERS

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.1   NOTICES TO TRUSTEE

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2   SELECTION OF NOTES TO BE REDEEMED

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3   NOTICE OF REDEMPTION

              Subject to the provisions of Section 3.9 and Section 4.15 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

              The notice shall identify the Notes to be redeemed and shall state:


         (a)  the redemption date;

         (b)  the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d)  the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4   EFFECT OF NOTICE OF REDEMPTION

         Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5   DEPOSIT OF REDEMPTION PRICE

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

SECTION 3.6   NOTES REDEEMED IN PART

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7   OPTIONAL REDEMPTION

         (a) as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section
              3.7 prior to December 15, 2002. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

          YEAR                                                  REDEMPTION PRICE
          ----                                                  ----------------

          2002..................................................... 105.375%
          2003..................................................... 102.668%
          2004 and thereafter...................................... 100.000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.7, during the first 36 months after the date of this Indenture, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of Notes originally issued on the date of this Indenture remain outstanding immediately after each occurrence of such redemption; and provided further, that each such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

         (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8   MANDATORY REDEMPTION

         Except as set forth in Section 4.10 and Section 4.15, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9   OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a written notice to the Trustee and to each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:


         (a)  that the Asset Sale Offer is being made pursuant to this Section
              3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b)  the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.1   PAYMENT OF NOTES

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3   REPORTS

         (a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding and irrespective of whether the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective by the Commission, the Company shall furnish each of the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and any consolidated Restricted Subsidiaries and, with respect to the annual information only, reports thereon by the Company's certified independent accountants (which shall be firm(s) of established national reputation) and (ii) all information that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4   COMPLIANCE CERTIFICATE

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal quarter, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture
(or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable, directly or indirectly, to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5   TAXES

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6   STAY, EXTENSION AND USURY LAWS

         Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.7   RESTRICTED PAYMENTS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any dividend, distribution or payment on account of such Equity Interests in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) or (iv) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate Net Cash Proceeds received by the Company as a contribution to its common equity capital or from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock),or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent not already included in Consolidated Net Income of the Company for such period without duplication, any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment or designated amount of such Unrestricted Subsidiary.

         The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness which is subordinated to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Common Equity Interests so long as the Company or such Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company that are held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve month period; (vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and (vii) (a) the payment to Windmere in an amount not to exceed $15.0 million at the Stated Maturity of the Windmere Note and (b) redemptions of the Windmere Note which are deemed to occur as a result of purchases of inventory from Windmere in the ordinary course of business, provided that, with respect to clauses (ii), (iii), (v) and (vii)(a) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an investment banking firm (or, if an investment banking firm is generally not qualified to give such opinion or appraisal, by an appraisal firm) of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         Any designation of an Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the terms of the Indenture governing the designation of Unrestricted Subsidiaries and was permitted by this Section 4.7. If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.9 hereof, the Company shall be in default of such covenant). The Board of Directors of the

Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

SECTION 4.8 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of this Indenture, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired or (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Financing Indebtedness are no more restrictive, than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.9   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The provisions of the first paragraph of this Section 4.9 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") so long as no Default has occurred and is continuing or would be caused thereby:

              (i) the incurrence by the Company of (A) revolving credit Indebtedness under any Credit Facility, letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) and related Guarantees under any Credit Facility; provided that the aggregate principal amount of all revolving Indebtedness and letters of credit of the Company and its Restricted Subsidiaries (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding at any one time under all such Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed $80.0 million less the aggregate amount of Asset Sale proceeds applied by the Company and its Restricted Subsidiaries to permanently reduce the availability of revolving credit Indebtedness under the Credit Facility pursuant to the provisions described in Section 4.10 hereof; and (B) up to $45.0 million of the Tranche B term loan or a similar facility not to exceed $45.0 million (less the aggregate amount of all repayments (optional or mandatory) of the principal of any term loan pursuant to this clause (i) that has been made by the Company since the date of this Indenture) for the purpose of financing the Toastmaster Acquisition if such acquisition is consummated by April 30, 1999;

              (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

              (iii) the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Guarantors of Indebtedness represented by the Subsidiary Guarantees;

              (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred pursuant to this clause (iv), not to exceed $5.0 million at any time outstanding;

              (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in respect of Indebtedness that was permitted by this Indenture to be incurred by such entity other than pursuant to clause (i), (vi) and (vii) below;

              (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and this Indenture and (ii)(A) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

              (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and consistent with past business practices for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes);

              (viii) the guarantee by the Company of Indebtedness of any of the Guarantors or the Guarantee by any of the Guarantors of Indebtedness of the Company, in each case that was permitted to be incurred by another provision of this Section 4.9;

              (ix) the incurrence by a Restricted Subsidiary that is a Foreign Subsidiary of Non-Recourse Debt in an amount not to exceed 75% of the net book value of the non- Affiliate accounts receivable of such Restricted Foreign Subsidiary determined in accordance with GAAP;

              (x) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (x);

              (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than the guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness with respect to such disposition shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

              (xii) the incurrence by the Company or any of its Restricted Subsidiaries that are Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
    (xii), not to exceed $10.0 million, provided that up to $5.0 million of such $10.0 million may be incurred by any of the Company's Foreign Restricted Subsidiaries that are not Guarantors.

              For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness as of the date of incurrence thereof in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.


SECTION 4.10  ASSET SALES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

         Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (i) to repay Senior Debt under any Credit Facility (and to correspondingly permanently reduce the commitments with respect thereto in the case of revolving borrowings), or
(ii) to the acquisition of a controlling interest in a another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in Permitted Businesses. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt under any Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue thereof.


SECTION 4.11  TRANSACTIONS WITH AFFILIATES

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm (or, if an investment banking firm is generally not qualified to give such an opinion, by an appraisal firm) of national standing; provided that none of the following shall be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, as the case may be,(ii) transactions exclusively between or among the Company and/or its Restricted Subsidiaries on terms that are no less favorable to the Company and/or such Subsidiary than those that would have been obtained in a comparable transaction by the Company and/or such Subsidiary with an unrelated Person; (iii) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company; (iv) Restricted Payments that are permitted by the covenant described in Section 4.7 hereof; (v) fees and compensation paid to members of the Board of Directors of the Company and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable, customary and consistent with past practices; (vi) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices; (vii) fees payable to Markpeak Ltd. in the ordinary course of business and consistent with past practices, and (viii) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable, customary and consistent with past practices.

SECTION 4.12  LIENS


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                                                                              56


         The Company shall not and shall not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt, or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that in any case involving a Lien securing indebtedness subordinated to the Notes, such Lien is subordinated to the Lien securing the Notes to the same extent that such subordinated indebtedness is subordinated to the Notes.

SECTION 4.13  BUSINESS ACTIVITIES

         The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any line of business other than Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14  CORPORATE EXISTENCE

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15  OFFER TO REPURCHASE UPON CHANGE OF CONTROL

         (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described in this Section 4.15 (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         (b) On a Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.15, but in any event within 60 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above will be applicable whether or not other provisions of this Indenture are applicable.

         (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.9 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16  NO SENIOR SUBORDINATED DEBT

         Notwithstanding any other provision hereof, the Company shall not incur create, issue, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness (including Acquired Debt) that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

SECTION 4.17  LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

         The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee, assume or in any manner become liable for the payment of any Indebtedness of the Company unless: (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be (x) in the case of Indebtedness that is subordinated to the Notes senior to such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, (y) in the case of Indebtedness that is pari passu with the Notes, pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, and (z) in the case of Indebtedness that is Senior Debt, subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such other Senior Debt, and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until the Notes have been paid in full.

SECTION 4.18  PAYMENTS FOR CONSENT

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19  SALE AND LEASEBACK TRANSACTIONS

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof and
(ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with
Section 4.10 hereof.

                                   ARTICLE 5.
                                   SUCCESSORS


SECTION 5.1   MERGER, CONSOLIDATION, OR SALE OR LEASE OF ASSETS.

         The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) immediately before and after such transaction no Default or Event of Default shall have occurred and (iv) except in the case of a merger of the Company with or into a Wholly owned Restricted Subsidiary of the Company, the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, immediately after such transfer after, giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof.

         The entity or the Person formed by or surviving any consolidation or merger (if other than the Company) will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.

         The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

SECTION 5.2   SUCCESSOR CORPORATION SUBSTITUTED

         (a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

         (b) Each Guarantor, if any, shall not, and the Company will not permit a Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         In the event of a sale or other disposition of all the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, than such Guarantor ( in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under the Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with
Section 4.10 hereof.

                                   ARTICLE 6.
                                EVENTS OF DEFAULT


SECTION 6.1   EVENTS OF DEFAULT

         An "Event of Default" occurs if:

         (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article 10 hereof;

         (c) the Company or any of its Restricted Subsidiaries fail to comply with any of the provisions of Section 5.1 hereof;

         (d) the Company or any of its Restricted Subsidiaries fail for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions of Sections 3.9, 4.7, 4.9, 4.10 or 4.15;

         (e) the Company or any of its Restricted Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

         (f) the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $2.5 million or more;

         (g) the Company or any of its Restricted Subsidiaries fail to pay final judgments aggregating in excess of $2.5 million (excluding amounts covered by insurance) which judgments are not paid, discharged or stayed for a period of 60 days;

         (h) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                   (i)  commence a voluntary case,

                  (ii) consent to the entry of an order for relief against them in an involuntary case,

                 (iii) consent to the appointment of a Custodian of them or for all or substantially all of their property,

                  (iv) make a general assignment for the benefit of their creditors, or

                   (v)  generally are not paying their debts as they become due;
         or

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (i) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case;

                  (ii) appoints a Custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

                 (iii) orders the liquidation of the Company or any of its Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days; and

         (j) except as permitted by this Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee.

SECTION 6.2   ACCELERATION

         If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.1 hereof with respect to the Company or any Restricted Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.1 hereof occurs with respect to the Company or any Restricted Subsidiary, all outstanding Notes shall be due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event or Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2002, then the premium specified in Section 3.7 hereof shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         The Company is required to deliver to the Trustee annually a written statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.

SECTION 6.3   OTHER REMEDIES

         If an Event of Default occurs and is continuing, the Trustee, in its sole discretion, may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4   WAIVER OF PAST DEFAULTS

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5   CONTROL BY MAJORITY

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action consistent with this Indenture relating to any such direction.

SECTION 6.6   LIMITATION ON SUITS

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security and indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8   COLLECTION SUIT BY TRUSTEE

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9   TRUSTEE MAY FILE PROOFS OF CLAIM

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture. To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        First: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;



         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11  FOR COSTS

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7.
                                     TRUSTEE

SECTION 7.1   DUTIES OF TRUSTEE

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

             (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered and, if requested, provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2   RIGHTS OF TRUSTEE

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered and, if requested, provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) No permissive right of the Trustee to act hereunder shall be construed as a duty.

         (h) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate, an Opinion of Counsel, or both.

SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4   TRUSTEE'S DISCLAIMER

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Registration Rights Agreement; it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5   NOTICE OF DEFAULTS

         If a Default or Event of Default occurs and is continuing and if the Trustee receives written notice thereof, the Trustee shall (at the expense of the Company) mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall (at the expense of the Company) mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Sections 313(a)(but if no event described in TIA Sections 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Sections 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Sections 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Sections 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7   COMPENSATION AND INDEMNITY

         The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time compensation as agreed upon by the Trustee and the Company, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.7) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other person) or liability in connection with, relating to, or arising out of (i) the exercise or performance of any of its powers or duties hereunder, or in connection herewith, and (ii) the validity, invalidity, adequacy or inadequacy of this Indenture, the Guarantees, the Notes or the Registration Rights Agreement, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it intends to seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company and the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

         The obligations of the Company and the Guarantors to the Trustee under this Indenture shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (b) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Sections 313(b)(2) to the extent applicable.

SECTION 7.8   REPLACEMENT OF TRUSTEE

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may by a Board Resolution remove the Trustee if:

         (a)  the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after receiving a written request by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC

         If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Sections 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

         The Trustee is subject to TIA Sections 311(a), excluding any creditor relationship listed in TIA Sections 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sections 311(a) to the extent indicated therein.

SECTION 7.12  OTHER CAPACITIES

         All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as any Agent.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE


SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have either
Section 8.2 or 8.3 hereof be applied to all outstanding Notes and the Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and to have each Guarantor's obligations discharged with respect to its Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal

Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and any Agent hereunder and the Company's and Guarantors' obligations in connection therewith, including, without limitation, Article 7 and Section 8.5 and 8.7 hereunder, and (d) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3   COVENANT DEFEASANCE

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, 4.19, and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(d) through 6.1(f) hereof shall not constitute Events of Default.

SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.1(h) or 6.1(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

         (i) the Trustee shall have received such other documents, assurances and Opinions of Counsel as the Trustee shall have reasonably required.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

         Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company and the Guarantors jointly and severally agree to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6   REPAYMENT TO COMPANY

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                                                                              76



         Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7   REINSTATEMENT

         If the Trustee or Paying Agent is unable to apply any United States dollars or non callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF NOTES

         Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

         (a)  to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not adversely affect any Holder;

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                                                                              77



         (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

         (d) to add additional guarantees with respect to the Notes, including any new Subsidiary Guarantees;

         (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

         (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2   WITH CONSENT OF HOLDERS OF NOTES

         Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.9, 4.10 and 4.15 hereof) and the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Sections 3.9, 4.10 or 4.15 hereof that adversely affects the rights of any Holder of Notes. In addition, any amendment to the provisions of
Article 10 hereof will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of

Holders of the Notes. Section 2.8 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.2.

         Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.9, 4.10 and 4.15 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes;

         (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in Sections 4.10 and 4.15); or

         (h)  make any change in the foregoing amendment and waiver provisions.

SECTION 9.3   COMPLIANCE WITH TRUST INDENTURE ACT

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5   NOTATION ON OR EXCHANGE OF NOTES

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to

Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.4 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                  SUBORDINATION


SECTION 10.1  AGREEMENT TO SUBORDINATE

         The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full, in cash or Cash Equivalents, of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.2  CERTAIN DEFINITIONS

         "Designated Senior Debt" means, (i) any Indebtedness outstanding under the New Credit Agreement and (ii) any other Senior Debt permitted hereunder the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of this Indenture.

         "Representative" means the administrative agent under the New Credit Agreement or its successor thereunder.

         "Senior Debt" means (i) all Indebtedness outstanding under the Credit Facility permitted under clause (i) of the second paragraph of Section 4.9 hereof, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations of the Company with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the restrictions described in Section 4.9 hereof; provided that Indebtedness under the Credit Facility will not cease to be Senior Debt if borrowed (in the case of loans) or issued (in the case of letters of credit) based upon a written certification (which can be included in a borrowing request) form a purported officer of the Company to the effect hat such Indebtedness is permitted by this Indenture to be incurred.

         A distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 10.3  LIQUIDATION; DISSOLUTION; BANKRUPTCY

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of such Company's assets and liabilities:

         (1) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such claim is allowed under applicable law) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof); and

         (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, in cash or Cash Equivalents, any distribution to which Holders of Notes would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof), as their interests may appear.

SECTION 10.4  DEFAULT ON DESIGNATED SENIOR DEBT

         The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments made from any defeasance trust created pursuant to Section 8.1 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

         (i) a default in the payment of any principal of, premium, if any, or interest with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

        (ii) a default, other than a payment default defined in (i), on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the commencement of the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of at least 180 days.

         The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

         (1) in the case of a default referred to in Section 10.4(i) hereof, the date upon which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash, or

         (2) in the case of a default referred to in Section 10.4(ii) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full in cash, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.5  ACCELERATION OF SECURITIES

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.6  WHEN DISTRIBUTION MUST BE PAID OVER

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.4 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

SECTION 10.7  NOTICE BY COMPANY

         The Company shall promptly notify in writing the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.8  SUBROGATION

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.9  RELATIVE RIGHTS

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

         (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.10 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY OR GUARANTORS

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes or the related Guarantees shall be impaired by any act or failure to act by the Company, any Guarantor or any Holder or by the failure of the Company, any Guarantor or any Holder to comply with this Indenture.

SECTION 10.11 DISTRIBUTION OR NOTICE TO REPRESENTATIVE

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12 ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO
              ACCELERATE

         The failure to make a payment in respect of the Notes, whether directly or pursuant to any Guarantee, by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes or to make a claim for payment under any Guarantee.

SECTION 10.13 RIGHTS OF TRUSTEE AND PAYING AGENT

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.14 AUTHORIZATION TO EFFECT SUBORDINATION

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.15 AMENDMENTS

         The provisions of this Article 10 shall not be amended or modified without the written consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

SECTION 10.16 TRUSTEE'S COMPENSATION NOT PREJUDICED

         Nothing in this Article 10 shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

                                   ARTICLE 11.
                                    GUARANTEE


SECTION 11.1  UNCONDITIONAL GUARANTEE

         Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.3. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantees will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purpose of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of the Guarantees.

SECTION 11.2  SEVERABILITY

         In case any provision of this Article 11 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.3  LIMITATION OF GUARANTOR'S LIABILITY

         Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantees not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under the Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor pursuant to Section 11.4, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

SECTION 11.4  CONTRIBUTION

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantees such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.3, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations under the Guarantees, as the case may be.

SECTION 11.5  EXECUTION OF GUARANTEE

         To further evidence the Guarantees to the Holders, each of the Guarantors hereby agrees to execute a guarantee to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a guarantee. Each such guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such guarantee on behalf of such Guarantor. Such signature upon the guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the guarantee, and in case such officer who shall have signed the guarantee shall cease to be such officer before the Note on which such guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.6  ADDITIONAL SUBSIDIARY GUARANTEES

         If the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, or if any Restricted Subsidiary becomes a Subsidiary after the date of this Indenture, then such newly acquired or created Restricted Subsidiary shall execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms hereof; provided, that all Restricted Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance herewith shall not be subject to the requirements of this covenant for so long as they continue to constitute Unrestricted Subsidiaries.

SECTION 11.7  SUBORDINATION OF SUBROGATION AND OTHER RIGHTS

                  Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under the

Guarantees or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

                                   ARTICLE 12.
                           SUBORDINATION OF GUARANTEE


SECTION 12.1  GUARANTEE OBLIGATIONS SUBORDINATED TO SENIOR DEBT

         Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes by its acceptance thereof likewise covenants and agrees, that the Guarantees shall be issued subject to the provisions of this Article 12; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes pursuant to the Guarantees made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this
Article 12, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all amounts if any, payable under Senior Debt of such Guarantor.

SECTION 12.2 NO PAYMENT IN CERTAIN CIRCUMSTANCES; PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC

         (a) Upon any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to a Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made by or on behalf of such Guarantor on account of any Obligations on the Guarantees of such Guarantor, or for the acquisition of any of the Notes for cash or property or otherwise (except that holders of the Notes may receive Permitted Junior Securities and payments made from any defeasance trust created pursuant to Section 8.1 hereof). Before any payment may be made by, or on behalf of, any Guarantor of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Debt of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 12.2(a) and before all obligations in respect of the Senior Debt of such Guarantor are paid in full in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt (pro rata to such holders on the basis of the respective amounts of such Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5.

         If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by or on behalf of a Guarantor or any other Person on its behalf with respect to any Obligations on the Guarantees of such Guarantor or to acquire any of the Notes for cash or property or otherwise (except that holders of the Notes may receive payments made from any defeasance trust created pursuant to Section 8.1 hereof).

         In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives a Payment Blockage Notice to the Trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, during the Payment Blockage Period, neither Guarantor, nor any other Person on the Guarantor's behalf, shall (x) make any payment of any kind or character with respect to any Obligations on the Guarantees of such Guarantor or (y) acquire any of the Notes for cash or property or otherwise (except that holders of the Notes may receive payments made from any defeasance trust created pursuant to
Section 8.1 hereof).

         Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice is delivered and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 180 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

SECTION 12.3  SUBROGATION

         Upon the payment in full in cash or Cash Equivalents of all Senior Debt of a Guarantor, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor made on such Senior Debt until the principal of and interest or Liquidated Damages, if any, on the Notes shall be paid in full in cash or Cash Equivalents; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this
Article 12 to the holders of such Senior Debt by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Senior Debt, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Senior Debt. It is understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt of each Guarantor, on the other hand.

         If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under Senior Debt of a Guarantor, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amounts required to make payment in full in cash of such Senior Debt.

SECTION 12.4  OBLIGATIONS OF GUARANTORS UNCONDITIONAL

         Subject to Sections 11.3 and 10.4, nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes or the Guarantees is intended to or shall impair as among each of the Guarantors and the Holders of the Notes, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest or Liquidated Damages, if any, on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantees of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Senior Debt of such Guarantor, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article 12 of the holders of Senior Debt in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

         Without limiting the generality of the foregoing, nothing contained in this Article 12 shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.1 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt of any Guarantor then due and payable shall first be paid in full in cash or Cash Equivalents before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest or Liquidated Damages, if any, on the Notes pursuant to the Guarantees.

SECTION 12.5  NOTICE TO TRUSTEE

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Debt of a Guarantor or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Debt of a Guarantor or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7, be entitled to assume that no such facts exist. Nothing contained in this Section
12.5 shall limit the right of the holders of Senior Debt of a Guarantor to recover payments as contemplated by Section 12.3. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of a Guarantor (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

         In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.6  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT

         Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article 12, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt of such Guarantor and other indebtedness of such Guarantor, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.7  TRUSTEE'S RELATION TO GUARANTOR SENIOR DEBT

         The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of a Guarantor which may at any time be held by them in their individual or any other capacity to the same extent as any other holder of Senior Debt of a Guarantor, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

         With respect to the holders of Senior Debt of a Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of a Guarantor. The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.8 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE GUARANTORS OR HOLDERS OF SENIOR DEBT

         No right of any present or future holders of any Senior Debt of a Guarantor to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article 12 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt of a Guarantor.

SECTION 12.9 NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF GUARANTEE

         Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 12, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 12.10 THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT

         The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 12 shall not be construed as preventing the occurrence of an Event of Default.

SECTION 12.11 TRUSTEE'S COMPENSATION NOT PREJUDICED

         Nothing in this Article 12 shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.12 NO WAIVER OF GUARANTEE SUBORDINATION PROVISIONS

         Without in any way limiting the generality of Section 12.8, the holders of Senior Debt of a Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders of the Notes to the holders of such Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Debt; (c) release any Person liable in any manner for the collection of such Senior Debt; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

                                   ARTICLE 13.
                                  MISCELLANEOUS


SECTION 13.1  TRUST INDENTURE ACT CONTROLS

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 31 8(c), the imposed duties shall control.

SECTION 13.2  NOTICES

         Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

                      If to the Company and/or any Guarantor:

                      Salton/Maxim Housewares, Inc.
                      550 Business Center Drive
                      Mt. Prospect, Illinois  60056
                      Attention: Chief Financial Officer

                      With a copy to:

                      Sonnenschein Nath & Rosenthal
                      8000 Sears Tower
                      Chicago, Illinois  60606
                      Attention: Neal Aizenstein, Esq.



                      If to the Trustee:

                      Norwest Bank Minnesota, National Association
                      Sixth and Marquette
                      Minneapolis, Minnesota  55479-0069

                      Attention: Corporate Trust Department
                      Facsimile: 612-667-9825




         The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Sections 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except for notices or communications to the Trustee, which shall be effective only upon actual receipt thereof.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.3  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

         Holders may communicate pursuant to TIA Sections 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Sections 312(c).

SECTION 13.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Sections 314(a)(4)) shall comply with the provisions of TIA Sections 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.6  RULES BY TRUSTEE AND AGENTS

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 13.8  GOVERNING LAW

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

SECTION 13.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10 SUCCESSORS

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11 SEVERABILITY

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12 COUNTERPART ORIGINALS

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13 TABLE OF CONTENTS, HEADINGS, ETC

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of December 16,1998
                                               SALTON/MAXIM HOUSEWARES, INC.


                                               By:_____________________________
                                                  Name:
                                                  Title:



                                               HOME CREATIONS DIRECT LTD.


                                               By:_____________________________
                                                  Name:
                                                  Title:



                                               NORWEST BANK MINNESOTA,
                                               NATIONAL ASSOCIATION


                                               By:_____________________________
                                                  Name:
                                                  Title:

                                   EXHIBIT A-1

                                 (Face of Note)

            [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE] [INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                                                            CUSIP/CINS 795757AA1
         10 3/4% SENIOR SUBORDINATED NOTES DUE 2005

No.______                                                            $__________

                          SALTON/MAXIM HOUSEWARES, INC.


promises to pay to_____________________________________________________

or registered assigns,

         the principal sum of__________________________________________________

Dollars on December 15, 2005.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1


                                      SALTON/MAXIM HOUSEWARES, INC.


                                      BY:________________________
                                         Name:
                                         Title:

                                      BY:________________________
                                         Name:
                                         Title:


This is one of the Global
Notes referred to in the
within-mentioned Indenture:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:  _______________________          Dated: December 16 , 1998
Name:
Title:

                                 (Back of Note)

                   10 3/4% Senior Subordinated Notes due 2005

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Salton/Maxim Housewares, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at 10 3/4% per annum from December 15, 1998 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the or June 15 or December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any of its Subsidiaries or any Guarantor may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 16, 1998, as amended or supplemented from time to time ("Indenture"), among the Company, the Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections


                                     A-1-2

77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $125.0 million in aggregate principal amount.

         The payment of principal of, and premium, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Debt (as defined in the Indenture) of the Company. Each Holder of this Note, by accepting the same, (i) agrees to such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee to act as attorney-in-fact for any and all such purposes.

         5.       OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at the Company' option prior to December 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on ________ of the years indicated below:



         YEAR                                        REDEMPTION PRICE
         ----                                        ----------------
         2002 . . . . . . . . . . . . . . . . . . .      105.375%
         2003 . . . . . . . . . . . . . . . . . . .      102.688%
         2004 and thereafter  . . . . . . . . . . .      100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time during the first 36 months after the date of the Indenture, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of Notes originally issued on the date of the Indenture remain outstanding immediately after each occurrence of such redemption; and provided further that each such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

         6.       MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7.       REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral

                                     A-1-3
multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sale for which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for

                                     A-1-4
uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to add additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; the Company defaults in the payment when due of principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; the Company or any of its Restricted Subsidiaries fail to comply with any of the provisions of Section 5.1 of the Indenture; the Company or any of its Restricted Subsidiaries fail for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions of Sections 3.9, 4.7, 4.9, 4.10 or 4.15 of the Indenture; the Company or any of its Restricted Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "(viii) s22 Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $2.5 million or more; the Company or any of its Restricted Subsidiaries fail to pay final judgments aggregating in excess of $2.5 million (excluding amounts covered by insurance) which judgments are not paid, discharged or stayed for a period of 60 days; and certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding Notes shall be due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may in writing direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the

                                     A-1-5
prohibition on redemption of the Notes prior to December 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 16, 1998, among the Company, the Guarantor and Lehman Brothers Inc. ( the "Registration Rights Agreement").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                                     A-1-6

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Salton/Maxim Housewares, Inc.
                  550 Business Center Drive
                  Mt. Prospect, Illinois  60056
                  Attention: Chief Financial Officer
20. Counterparts. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                     A-1-7

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________

Date: _______________


                                   Your signature:______________________________

                                   (Sign exactly as your name appears on the face of this Note)

                                   Tax Identification No.:___________________


                                   SIGNATURE GUARANTEE:


                                   _____________________

                                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:


         [ ] Section 4.10          [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date: _________________


                                   Your signature:______________________________
                                   (Sign exactly as your name appears on the face of this Note)

                                   Tax Identification No.:______________________

                                   SIGNATURE GUARANTEE:

                                   _______________________

                                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                         Principal Amount
                               Amount of         Amount of increase     of this Global Note       Signature of
                              decrease in           in Principal          following such       authorized officer
                           Principal Amount        Amount of this          decrease (or        of Trustee or Note
Date of Exchange          of this Global Note        Global Note              increase)              Custodian
----------------          -------------------      ---------------       ---------------           -------------







---------

(1)  This should be included only if the Note is issued in global form.

                                     A-1-10

                                   EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                                                            CUSIP/CINS U79618AA9

                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2005

No.______                                                       $_______________

                                     A-2-1

                          SALTON/MAXIM HOUSEWARES, INC.

promises to pay to _____________________________________________________________

or registered assigns,

         the principal sum of __________________________________________________

Dollars on December 15, 2005.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1


                                      SALTON/MAXIM HOUSEWARES, INC.



                                      BY:_______________________________________
                                         Name:
                                         Title:

                                      BY:_______________________________________
                                        Name:
                                        Title:


This is one of the Global
Notes referred to in the
within-mentioned Indenture:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:________________________           Dated: December 16, 1998
Name:
Title:

                  (Back of Regulation S Temporary Global Note)

                   10 3/8% Senior Subordinated Notes due 2005

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


1. INTEREST. Salton/Maxim Housewares, Inc. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at 10 3/4% per annum from December 16, 1998 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may

                                     A-2-3
change any Paying Agent or Registrar without notice to any Holder. The Company, any of its Subsidiaries or any Guarantor may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 16, 1998, as amended or supplemented from time to time ("Indenture"), among the Company, the Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $125.0 million in aggregate principal amount.

         The payment of principal of, and premium, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Debt (as defined in the Indenture) of the Company. Each Holder of this Note, by accepting the same, (i) agrees to such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee to act as attorney-in-fact for any and all such purposes.

         5.       OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Notes will not be redeemable at the Company's option prior to December 15, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:


         YEAR                                      REDEMPTION PRICE
         ----                                      ----------------
         2002 . . . . . . . . . . . . . . . . . . .      105.375%
         2003 . . . . . . . . . . . . . . . . . . .      102.688%
         2004 and thereafter  . . . . . . . . . . .      100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time during the first 36 months after the date of the Indenture, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Public Equity Offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of Notes originally issued on the date of the Indenture remain outstanding immediately after each occurrence of such redemption; and provided further that each such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

         6.       MANDATORY REDEMPTION.

                                     A-2-4

         Except as set forth in paragraph 7 below, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7.       REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sale for which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if

                                     A-2-5
applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company' obligations to Holders of the Notes in case of a merger or consolidation, to add additional guarantees with respect to the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; the Company defaults in the payment when due of principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; the Company or any of its Restricted Subsidiaries fail to comply with any of the provisions of Section 5.1 of the Indenture; the Company or any of its Restricted Subsidiaries fail for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions of Sections 3.9, 4.7, 4.9, 4.10 or 4.15 of the Indenture; the Company or any of its Restricted Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; the Company or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "(viii) Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $2.5 million or more; the Company or any of its Restricted Subsidiaries fail to pay final judgments aggregating in excess of $2.5 million (excluding amounts covered by insurance) which judgments are not paid, discharged or stayed for a period of 60 days; and certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy

                                     A-2-6
or insolvency with respect to the Company or any Restricted Subsidiary, all outstanding Notes shall be due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may in writing direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to December 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to December 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 16, 1998, among the Company, the Guarantors and Lehman Brothers Inc. ( the "Registration Rights Agreement").

                                     A-2-7

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Salton/Maxim Housewares, Inc.
                  550 Business Center Drive
                  Mt. Prospect, Illinois  60056
                  Attention: Chief Financial Officer

20. Counterparts. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                      A-2-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:____________

                                   Your signature:______________________________
                                   (Sign exactly as your name appears on the face of this Note)

                                   Tax Identification No.:______________________


                                   SIGNATURE GUARANTEE:

                                   _______________________


                                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:


         [ ] Section 4.10     [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_________

Date: _________________


                                   Your signature:______________________________
                                   (Sign exactly as your name appears on the face of this Note)

                                   Tax Identification No.:______________________

                                   SIGNATURE GUARANTEE:

                                   _______________________

                                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A-2-10

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

         The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                         Principal Amount
                               Amount of         Amount of increase     of this Global Note       Signature of
                              decrease in           in Principal          following such       authorized officer
                           Principal Amount        Amount of this          decrease (or        of Trustee or Note
Date of Exchange          of this Global Note        Global Note              increase)              Custodian
----------------          -------------------      -------------           ---------------         ----------------





                                     A-2-11

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

Salton/Maxim Housewares, Inc.
550 Business Center Drive
Mt. Prospect, Illinois 60056
Attention: Chief Financial Officer

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0069
Attention: Corporate Trust Department



         Re: 10 3/4% Senior Subordinated Notes due 2005

         Reference is hereby made to the Indenture, dated as of December 16, 1998 (the "Indenture"), among Salton/Maxim Housewares, Inc. (the "Company"), Home Creations Direct Ltd., as guarantor, and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $____ in such Note[s] or interests (the "Transfer"), to ______ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside

                                     B-1-1
the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by ( 1) a certificate executed by the Transferee and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                                     B-1-2

4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN 9UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

               (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c)       [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           ______________________________
                                            [Insert Name of Transferor]

                                           By:__________________________
                                              Name:
                                              Title:

Dated: ____________ ,____

                                     B-1-3

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:
                            [CHECK ONE OF (a) OR (b)]

         (a)      [ ]  a beneficial interest in the:

                  (i)     [ ] 144A Global Note (CUSIP _____), or

                  (ii)    [ ] Regulation S Global Note (CUSIP _____), or

                  (iii)   [ ] IAI Global Note (CUSIP _____); or

         (b)      [ ] a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      [ ] a beneficial interest in the:

                  (i)     [ ] 144A Global Note (CUSIP _____), or

                  (ii)    [ ] Regulation S Global Note (CUSIP _____), or

                  (iii)   [ ] a IAI Global Note (CUSIP _____), or

                  (iv)    [ ] Unrestricted Global Note (CUSIP _____); or

         (b)      [ ] a Restricted Definitive Note; or

         (c)      [ ] an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                     B-1-4

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Salton/Maxim Housewares, Inc.
550 Business Center Drive
Mt. Prospect, Illinois 60056


Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0069
Attention: Corporate Trust Department




                 Re: 10 3/4% Senior Subordinated Notes due 2005

                          (CUSIP ____________________)

                  Reference is hereby made to the Indenture, dated as of December 16, 1998 (the "Indenture"), among Salton/Maxim Housewares, Inc. (the "Company"), Home Creations Direct Ltd., as guarantor, and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $______ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] (b) 144A Global Note, (b) Regulation S Global Note, (b) IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                             ___________________________
                                              [Insert Name of Owner]

                                             By:_________________________
                                                Name:
                                                Title:

Dated: ______________,____

                                    EXHIBIT D
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among _______________ (the "Guaranteeing Subsidiary"), a subsidiary of Salton/Maxim Housewares, Inc. (or its permitted successor), a Delaware corporation (the "Company"), as issuer under the indenture referred to below, the other Guarantors (as defined in the indenture referred to herein) and Norwest Bank Minnesota, National Association, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 16, 1998 providing for the issuance of an aggregate principal amount of up to $125.0 million of 10 3/4% Senior Subordinated Notes due 2005 (the "Notes");

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:


1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                          (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

                  (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) The obligations of each Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                  (j) This Subsidiary Guarantee inures to the benefit of and is enforceable by the Trustee, the Holders and their successors, transferees and assigns.

3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

4.       GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                          (i) the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; and

                          (ii) immediately after such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                  5.      RELEASES.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

                  6. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  7. FEES AND EXPENSES. The Guaranteeing Subsidiary hereby agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees.

                  8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: __________, _____
                                                [Guaranteeing Subsidiary]


                                                By:_____________________________

                                                   Name:
                                                   Title:


                                                NORWEST BANK MINNESOTA,
                                                NATIONAL ASSOCIATION, as Trustee


                                                By:_____________________________

                                                   Name:
                                                   Title:

                                    EXHIBIT E
                                FORM OF GUARANTEE

                          SENIOR SUBORDINATED GUARANTEE

                  The Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the Guarantee) the due and punctual payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium, if any, interest and Liquidated Damages, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 11 of the Indenture.

                  The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Guarantor, to the extent and in the manner provided in Article 10 and Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee therein made. This Guarantee will rank pari passu in right of payment with any future senior subordinated indebtedness of the Guarantor and will rank senior in right of payment to any other future subordinated obligations of the Guarantor.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
                  This Guarantee is subject to release upon the terms set forth in the Indenture.




                                   [GUARANTOR]
                                    By:____________________________________
                                       Name:
                                       Title:

                                      E-1